Exhibit 99.1

Media Contact	April 28, 2020
Casey Lassiter, 205 447-6410
casey.lassiter@encompasshealth.com

Investor Relations Contact
Crissy Carlisle, 205 970-5860
crissy.carlisle@encompasshealth.com

Encompass Health reports results for first quarter 2020
and provides update on response to COVID-19 pandemic
BIRMINGHAM, Ala. - Encompass Health Corp. (NYSE: EHC), a national leader in integrated healthcare, offering facility-based and home-based patient care through its network of inpatient rehabilitation hospitals, home health agencies and hospice agencies, today reported its results of operations for the first quarter ended March 31, 2020. The Company also provided an update on the measures it has implemented to respond to the COVID-19 pandemic.
“Through February, our operating performance was strong in both business segments,” said President and Chief Executive Officer of Encompass Health Mark Tarr. “Beginning in March, we experienced lower volumes and higher operating expenses related to the COVID-19 pandemic. While we expect these lower volumes to continue in the near term, we view them as temporary and remain confident in the intermediate and long-term growth prospects for our Company based on the increasing demands for the services we provide to an aging population.”
Consolidated results

			Growth
	Q1 2020	Q1 2019	Dollars	Percent
	(In Millions, Except per Share Data)
Net operating revenues	$1,182.0	$1,124.0	$58.0	5.2%
Income from continuing operations attributable to Encompass Health per diluted share	0.87	1.04	(0.17)	(16.3)%
Adjusted earnings per share	0.87	1.04	(0.17)	(16.3)%
Cash flows provided by operating activities	29.3	159.9	(130.6)	(81.7)%
Adjusted EBITDA	228.0	242.9	(14.9)	(6.1)%
Adjusted free cash flow	74.6	127.8	(53.2)	(41.6)%
Revenue growth was driven by volume and pricing growth in the inpatient rehabilitation segment and volume growth in the home health and hospice segment.
Income from continuing operations attributable to Encompass Health per diluted share for the first quarter of 2020 compared to the first quarter of 2019 reflected a decrease in earnings, as discussed in the segment results sections that follow.

1

Exhibit 99.1

Cash flows provided by operating activities and adjusted free cash flow for the three months ended March 31, 2020 decreased primarily due to a decrease in earnings and an increase in working capital. The increase in working capital included higher accounts receivable in the Company's home health and hospice segment primarily due to the transition to the Patient Driven Groupings Model (“PDGM”), including a reduction in the Request for Anticipated Payment program for home health agencies. Cash flows provided by operating activities in the first quarter of 2020 included payment of $101 million for stock appreciation rights exercised during the period.
See attached supplemental information for calculations of non-GAAP measures and reconciliations to their most comparable GAAP measure.
Inpatient rehabilitation segment results

			Growth
	Q1 2020	Q1 2019	Dollars	Percent
Net operating revenues:	(In Millions)
Inpatient	$890.0	$847.6	$42.4	5.0%
Outpatient and other	19.2	22.5	(3.3)	(14.7)%
Total segment revenue	$909.2	$870.1	$39.1	4.5%

	(Actual Amounts)
Discharges	47,750	45,609	2,141	4.7%
Same-store discharge growth				2.4%
Net patient revenue per discharge	$18,639	$18,584	$55	0.3%
Revenue reserves related to bad debt as a percent of revenue	1.2%	1.4%		(20 basis points)

	(In Millions)
Adjusted EBITDA	$215.5	$230.0	$(14.5)	(6.3)%

•
Revenue - Revenue growth resulted from volume growth and an increase in net patient revenue per discharge. New-store discharge growth resulted from joint ventures in Lubbock, Texas (May 2019) and Boise, Idaho (July 2019), and wholly owned hospitals in Katy, Texas (September 2019) and Murrieta, California (February 2020). New-store growth also resulted from a joint venture hospital in Yuma, Arizona changing from the equity method of accounting to a consolidated entity effective July 1, 2019. Growth in net patient revenue per discharge primarily resulted from an increase in reimbursement rates offset by prior period cost report adjustments. Revenue reserves related to bad debt as a percent of revenue decreased 20 basis points to 1.2% primarily due to the continued favorable resolution of medical claims reviews.

The decrease in outpatient revenue resulted from the suspension of hospital-based outpatient services in mid-March 2020 and the closure of certain hospital-based outpatient programs in 2019.

•
Adjusted EBITDA - The decrease in Adjusted EBITDA primarily resulted from higher salaries and benefits expense, as well as the increased purchase and use of medical supplies in March 2020 due to COVID-19. Salaries and benefits increased as a percent of revenue primarily due to the ramp up of new stores and overtime paid to employees as a result of increased volumes early in the first quarter. In addition, employee productivity decreased in March 2020 due to COVID-19 pandemic related items. Other income within the segment decreased $4.4 million primarily due to the year-over-year change in the mark-to-market adjustment on the Company's non-qualified 401(k) liability, which is offset in general and administrative expenses.

2

Home health and hospice segment results

			Growth
	Q1 2020	Q1 2019	Dollars	Percent
Net operating revenues:	(In Millions)
Home health	$224.8	$219.5	$5.3	2.4%
Hospice	48.0	34.4	13.6	39.5%
Total segment revenue	$272.8	$253.9	$18.9	7.4%

Home Health Metrics
(Actual Amounts)
Admissions	42,476	37,944	4,532	11.9%
Same-store admissions growth				0.2%
Episodes	68,652	63,626	5,026	7.9%
Same-store episode growth				(2.6)%
Revenue per episode	$2,909	$3,057	$(148)	(4.8)%

	(In Millions)
Adjusted EBITDA	$41.0	$46.3	$(5.3)	(11.4)%

•
Revenue - Revenue growth resulted from volume growth. New-store admissions growth was primarily due to the acquisition of Alacare on July 1, 2019. Revenue per episode decreased primarily due to implementation of PDGM on January 1, 2020, the effects of which were exacerbated by the COVID-19 pandemic, and the patient mix of the former Alacare locations. Revenue per episode in the first quarter of 2020 benefited from the reversal of a $1.6 million reserve for a Zone Program Integrity Contractor audit.

Hospice revenue increased 39.5%, with approximately 75% of the increase resulting from the acquisition of Alacare.

•
Adjusted EBITDA - The decrease in Adjusted EBITDA primarily resulted from COVID-19 pandemic related impacts on patient volumes, staff productivity and medical supplies, lower reimbursement rates under PDGM, and increased salaries and wages per full-time equivalent. The segment's administrative costs also increased year over year due to the implementation of PDGM and the Review Choice Demonstration, as well as an increase in sale force full-time equivalents.

General and administrative expenses

	Q1 2020	% of Consolidated Revenue	Q1 2019	% of Consolidated Revenue
	(In Millions)
General and administrative expenses, excluding stock-based compensation and transaction costs	$28.5	2.4%	$33.4	3.0%

•
General and administrative expenses decreased as a percent of consolidated revenue primarily due to the $4.4 million year-over-year change in the mark-to-market adjustment on the Company's non-qualified 401(k) liability (an offset to the negative impact on the inpatient rehabilitation segment's operating results).

3

COVID-19 pandemic
The Company continues to take actions to enhance its operational and financial flexibility and ensure its long-term sustainability. Recently, the Company's executive team voluntarily reduced their base compensation for six months. In addition, the Company has:

•	secured secondary sources of PPE and other medical supplies;

•	aligned staffing with patient demand;

•	amended its senior credit facility to provide covenant relief;

•	developed plans for reducing capital expenditures; and

•	suspended its authorized share repurchase program.
After lengthy consideration, the Company has developed plans to manage labor costs in response to lower patient volumes via furloughs, changes to compensation structures and workforce reductions.
Shareholder and other distributions
In February 2020, the Company settled the final put of the Home Health Holdings rollover shares and exercise of stock appreciation rights for approximately $263 million of cash and approximately $46 million of Encompass Health common stock.
During the first quarter of 2020, the Company repurchased 80,304 shares of its common stock for $4.9 million. The Company suspended stock repurchases in mid-March 2020.
In the first quarter of 2020, the Company paid a quarterly cash dividend of $0.28 per share on its common stock and declared a quarterly cash dividend of $0.28 per share that was paid in April 2020.
Balance sheet and liquidity
The Company's primary sources of liquidity are cash on hand, cash flows from operations, and borrowings under its revolving credit facility. As of March 31,2020, the Company had approximately $105 million in cash and approximately $613 million available to it under its $1.0 billion revolving credit facility. The Company does not face near-term refinancing risk, as the amounts outstanding under its credit agreement do not mature until 2024, and its bonds all mature in 2023 and beyond. The Company's leverage ratio at the end of the first quarter of 2020 was 3.5x.
To further enhance its liquidity and ensure availability under its credit agreement, in April 2020, the Company amended its credit agreement primarily to provide covenant relief due to business disruptions from the COVID-19 pandemic. The amendment included, among other things, the carve-out of the COVID-19 pandemic from the definition of material adverse effect for 364 days and modifications to the interest coverage and leverage ratios under the agreement.
Guidance
Given the rapidly changing operating conditions related to the COVID-19 pandemic, the Company cannot accurately estimate the effects it may have on its full-year 2020 financial results. As a result, the Company withdrew its 2020 guidance and five-year growth targets in a Current Report on Form 8-K filed on April 16, 2020.
Earnings conference call and webcast
The Company will host an investor conference call at 9:00 a.m. Eastern Time on Wednesday, April 29, 2020, to discuss its results for the first quarter of 2020. For reference during the call, the Company will post certain supplemental information at http://investor.encompasshealth.com.
The conference call may be accessed by dialing 877 587-6761 and giving the pass code 1397274. International callers should dial 706 679-1635 and give the same pass code. Please call approximately ten minutes before the start of the call to ensure you are connected. The conference call will also be webcast live and will be available for on-line replay at http://investor.encompasshealth.com by clicking on an available link.
About Encompass Health
As a national leader in integrated healthcare services, Encompass Health (NYSE: EHC) offers both facility-based and home-based patient care through its network of inpatient rehabilitation hospitals, home health agencies and hospice agencies. With a national footprint that includes 134 hospitals, 245 home health locations and 83 hospice locations in 37 states and Puerto Rico, the Company is committed to delivering high-quality, cost-effective integrated care across the healthcare continuum. Driven by a set of shared values, Encompass Health is ranked as one of Fortune's 100 Best Companies to Work For. For more information, visit encompasshealth.com, or follow us on Twitter and Facebook.
Other information
The information in this press release is summarized and should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “March 2020 Form 10‑Q”), when filed, as well as the Company's Current Report on Form 8-K filed on April 28, 2020 (the “Q1 Earnings Form 8‑K”), to which this press release is attached as Exhibit 99.1. In addition, the Company will post supplemental information today on its website at http://investor.encompasshealth.com for reference during its April 29, 2020 earnings call.
The financial data contained in the press release and supplemental information include non-GAAP financial measures, including the Company’s adjusted earnings per share, leverage ratio, Adjusted EBITDA, and adjusted free cash flow. Reconciliations to their most comparable GAAP measure are included below, in the supplemental information, or in the Q1 Earnings Form 8-K. Readers are encouraged to review the “Note Regarding Presentation of Non-GAAP Financial Measures” included in the Q1 Earnings Form 8-K which provides further explanation and disclosure regarding the Company’s use of these non-GAAP financial measures.
The Q1 Earnings Form 8-K and, when filed, the March 2020 Form 10-Q can be found on the Company's website at http://investor.encompasshealth.com and the SEC's website at www.sec.gov.

4

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

	Three Months Ended March 31,
	2020	2019
	(In Millions, Except per Share Data)
Net operating revenues	$1,182.0	$1,124.0
Operating expenses:
Salaries and benefits	679.1	620.8
Other operating expenses	159.6	150.1
Occupancy costs	20.2	19.6
Supplies	45.7	40.1
General and administrative expenses	35.6	53.4
Depreciation and amortization	58.8	52.5
Government, class action, and related settlements	2.8	—
Total operating expenses	1,001.8	936.5
Interest expense and amortization of debt discounts and fees	43.2	37.2
Other expense (income)	1.9	(3.7)
Equity in net income of nonconsolidated affiliates	(0.8)	(2.5)
Income from continuing operations before income tax expense	135.9	156.5
Provision for income tax expense	27.1	30.8
Income from continuing operations	108.8	125.7
Loss from discontinued operations, net of tax	(0.1)	(0.5)
Net and comprehensive income	108.7	125.2
Less: Net and comprehensive income attributable to noncontrolling interests	(21.7)	(22.9)
Net and comprehensive income attributable to Encompass Health	$87.0	$102.3

Weighted average common shares outstanding:
Basic	98.2	98.4
Diluted	99.6	99.7

Earnings per common share:
Basic earnings per share attributable to Encompass Health common shareholders:
Continuing operations	$0.88	$1.05
Discontinued operations	—	(0.01)
Net income	$0.88	$1.04
Diluted earnings per share attributable to Encompass Health common shareholders:
Continuing operations	$0.87	$1.04
Discontinued operations	—	(0.01)
Net income	$0.87	$1.03

Amounts attributable to Encompass Health common shareholders:
Income from continuing operations	$87.1	$102.8
Loss from discontinued operations, net of tax	(0.1)	(0.5)
Net income attributable to Encompass Health	$87.0	$102.3

5

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2020	December 31, 2019
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$104.9	$94.8
Restricted cash	56.7	57.4
Accounts receivable	543.4	506.1
Other current assets	79.5	97.5
Total current assets	784.5	755.8
Property and equipment, net	2,003.3	1,959.3
Operating lease right-of-use assets	267.9	276.5
Goodwill	2,312.1	2,305.2
Intangible assets, net	464.7	476.3
Deferred income tax assets	1.5	2.9
Other long-term assets	303.7	304.7
Total assets	$6,137.7	$6,080.7
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$40.2	$39.3
Current operating lease liabilities	40.8	40.4
Accounts payable	98.0	94.6
Accrued expenses and other current liabilities	407.2	546.7
Total current liabilities	586.2	721.0
Long-term debt, net of current portion	3,321.9	3,023.3
Long-term operating lease liabilities	235.1	243.8
Other long-term liabilities	163.3	159.9
	4,306.5	4,148.0
Commitments and contingencies
Redeemable noncontrolling interests	34.0	239.6
Shareholders’ equity:
Encompass Health shareholders’ equity	1,443.9	1,352.2
Noncontrolling interests	353.3	340.9
Total shareholders’ equity	1,797.2	1,693.1
Total liabilities and shareholders’ equity	$6,137.7	$6,080.7

6

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2020	2019
	(In Millions)
Cash flows from operating activities:
Net income	$108.7	$125.2
Loss from discontinued operations, net of tax	0.1	0.5
Adjustments to reconcile net income to net cash provided by operating activities—
Depreciation and amortization	58.8	52.5
Stock-based compensation	7.1	19.4
Deferred tax expense	1.4	2.6
Other, net	7.7	(0.8)
Change in assets and liabilities, net of acquisitions—
Accounts receivable	(36.6)	(29.6)
Other assets	15.8	(3.8)
Accrued payroll	(24.0)	(14.8)
Other liabilities	(109.6)	11.7
Net cash used in operating activities of discontinued operations	(0.1)	(3.0)
Total adjustments	(79.5)	34.2
Net cash provided by operating activities	29.3	159.9
Cash flows from investing activities:
Purchases of property and equipment	(83.5)	(72.3)
Acquisitions of businesses, net of cash acquired	(1.1)	(13.7)
Other, net	1.6	(5.5)
Net cash used in investing activities	(83.0)	(91.5)
Cash flows from financing activities:
Borrowings on revolving credit facility	330.0	25.0
Payments on revolving credit facility	(25.0)	(30.0)
Dividends paid on common stock	(29.0)	(28.3)
Purchase of equity interests in consolidated affiliates	(162.3)	—
Distributions paid to noncontrolling interests of consolidated affiliates	(19.1)	(19.5)
Taxes paid on behalf of employees for shares withheld	(15.6)	(15.9)
Other, net	(7.9)	(13.0)
Net cash provided by (used in) financing activities	71.1	(81.7)
Increase (decrease) in cash, cash equivalents, and restricted cash	17.4	(13.3)
Cash, cash equivalents, and restricted cash at beginning of period	159.6	133.5
Cash, cash equivalents, and restricted cash at end of period	$177.0	$120.2

Reconciliation of Cash, Cash Equivalents, and Restricted Cash
Cash and cash equivalents at beginning of period	$94.8	$69.2
Restricted cash at beginning of period	57.4	59.0
Restricted cash included in other long-term assets at beginning of period	7.4	5.3
Cash, cash equivalents, and restricted cash at beginning of period	$159.6	$133.5

Cash and cash equivalents at end of period	$104.9	$56.1
Restricted cash at end of period	56.7	59.0
Restricted cash included in other long-term assets at end of period	15.4	5.1
Cash, cash equivalents, and restricted cash at end of period	$177.0	$120.2

7

Encompass Health Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	Three Months Ended March 31,
	2020	2019
	(In Millions, Except Per Share Data)
Consolidated Adjusted EBITDA	$228.0	$242.9
Depreciation and amortization	(58.8)	(52.5)
Interest expense and amortization of debt discounts and fees	(43.2)	(37.2)
Stock-based compensation expense	(7.1)	(19.4)
Loss on disposal of assets	(0.1)	(1.1)
	118.8	132.7
Certain items non-indicative of ongoing operating performance:
Transaction costs	—	(0.6)
Gain on consolidation of Treasure Coast	2.2	—
SARs mark-to-market impact on noncontrolling interests	—	0.8
Change in fair market value of equity securities	(2.5)	0.9
Government, class action, and related settlements	(2.8)	—
Payroll taxes on SARs exercise	(1.5)	(0.2)
Pre-tax income	114.2	133.6
Income tax expense	(27.1)	(30.8)
Income from continuing operations (1)	$87.1	$102.8

Basic shares	98.2	98.4
Diluted shares	99.6	99.7

Basic earnings per share (1)	$0.88	$1.05
Diluted earnings per share (1)	$0.87	$1.04

(1)	Income from continuing operations attributable to Encompass Health

8

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	Q1
	2020	2019

Earnings per share, as reported	$0.87	$1.04
Adjustments, net of tax:
Government, class action, and related settlements	0.02	—
Mark-to-market adjustments for stock compensation expense	—	0.06
Income tax adjustments	(0.04)	(0.05)
Change in fair market value of equity securities	0.02	(0.01)
Gain on consolidation of Treasure Coast	(0.02)	—
Payroll taxes on SARs exercise	0.01	—
Adjusted earnings per share(1)	$0.87	$1.04

(1)	Adjusted EPS may not sum due to rounding.

9

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended March 31, 2020
		Adjustments
	As Reported	Gov’t, Class Action, & Related Settlements	Income Tax Adjustments	Change in Fair Market Value of Equity Securities	Gain on Consolidation of Treasure Coast	Payroll Taxes on SARs Exercise	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA(1)	$228.0	$—	$—	$—	$—	$—	$228.0
Depreciation and amortization	(58.8)	—	—	—	—	—	(58.8)
Government, class action, and related settlements	(2.8)	2.8	—	—		—	—
Interest expense and amortization of debt discounts and fees	(43.2)	—	—	—	—	—	(43.2)
Stock-based compensation	(7.1)	—	—	—	—	—	(7.1)
Loss on disposal of assets	(0.1)	—	—	—	—	—	(0.1)
Change in fair market value of equity securities	(2.5)		—	2.5	—	—	—
Gain on consolidation of Treasure Coast	2.2	—	—	—	(2.2)	—	—
Payroll taxes on SARs exercise	(1.5)	—	—	—	—	1.5	—
Income from continuing operations before income tax expense	114.2	2.8	—	2.5	(2.2)	1.5	118.8
Provision for income tax expense	(27.1)	(0.7)	(4.3)	(0.6)	0.6	(0.4)	(32.5)
Income from continuing operations attributable to Encompass Health	$87.1	$2.1	$(4.3)	$1.9	$(1.6)	$1.1	$86.3
Diluted earnings per share from continuing operations(2)	$0.87	$0.02	$(0.04)	$0.02	$(0.02)	$0.01	$0.87
Diluted shares used in calculation	99.6

(1)	Reconciliation to GAAP provided on page 13

(2)	Adjusted EPS may not sum across due to rounding.

10

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended March 31, 2019
		Adjustments
	As Reported	Mark-to-Market Adjustment for Stock Compensation Expense	Income Tax Adjustments	Transaction Costs	Change in Fair Market Value of Equity Securities	Payroll Taxes on SARs Exercise	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA(1)	$242.9	$—	$—	$—	$—	$—	$242.9
Depreciation and amortization	(52.5)	—	—	—	—	—	(52.5)
Interest expense and amortization of debt discounts and fees	(37.2)	—	—	—	—	—	(37.2)
Stock-based compensation	(19.4)	9.6	—	—	—	—	(9.8)
Loss on disposal of assets	(1.1)	—	—	—	—	—	(1.1)
Transaction costs	(0.6)	—	—	0.6	—	—	—
SARs mark-to-market impact on noncontrolling interests	0.8	(0.8)	—	—	—	—	—
Change in fair market value of equity securities	0.9	—	—	—	(0.9)	—	—
Payroll taxes on SARs exercise	(0.2)	—	—	—	—	0.2	—
Income from continuing operations before income tax expense	133.6	8.8	—	0.6	(0.9)	0.2	142.3
Provision for income tax expense	(30.8)	(2.4)	(5.2)	(0.2)	0.2	—	(38.4)
Income from continuing operations attributable to Encompass Health	$102.8	$6.4	$(5.2)	$0.4	$(0.7)	$0.2	$103.9
Diluted earnings per share from continuing operations(2)	$1.04	$0.06	$(0.05)	$—	$(0.01)	$—	$1.04
Diluted shares used in calculation	99.7

(1)	Reconciliation to GAAP provided on page 13

(2)	Adjusted EPS may not sum across due to rounding.

11

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended March 31,
	2020	2019
	(In Millions)
Net income	$108.7	$125.2
Loss from discontinued operations, net of tax, attributable to Encompass Health	0.1	0.5
Net income attributable to noncontrolling interests	(21.7)	(22.9)
Provision for income tax expense	27.1	30.8
Interest expense and amortization of debt discounts and fees	43.2	37.2
Government, class action, and related settlements	2.8	—
Depreciation and amortization	58.8	52.5
Loss on disposal of assets	0.1	1.1
Stock-based compensation expense	7.1	19.4
Transaction costs	—	0.6
Gain on consolidation of Treasure Coast	(2.2)	—
SARs mark-to-market impact on noncontrolling interests	—	(0.8)
Change in fair market value of equity securities	2.5	(0.9)
Payroll taxes on SARs exercise	1.5	0.2
Adjusted EBITDA	$228.0	$242.9
Reconciliation of Segment Adjusted EBITDA to
Income from Continuing Operations Before Income Tax Expense

	Three Months Ended March 31,
	2020	2019
	(In Millions)
Total segment Adjusted EBITDA	$256.5	$276.3
General and administrative expenses	(35.6)	(53.4)
Depreciation and amortization	(58.8)	(52.5)
Loss on disposal of assets	(0.1)	(1.1)
Government, class action, and related settlements	(2.8)	—
Interest expense and amortization of debt discounts and fees	(43.2)	(37.2)
Net income attributable to noncontrolling interests	21.7	22.9
SARs mark-to-market impact on noncontrolling interests	—	0.8
Change in fair market value of equity securities	(2.5)	0.9
Gain on consolidation of Treasure Coast	2.2	—
Payroll taxes on SARs exercise	(1.5)	(0.2)
Income from continuing operations before income tax expense	$135.9	$156.5

12

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended March 31,
	2020	2019
	(In Millions)
Net cash provided by operating activities	$29.3	$159.9
Interest expense and amortization of debt discounts and fees	43.2	37.2
Equity in net income of nonconsolidated affiliates	0.8	2.5
Net income attributable to noncontrolling interests in continuing operations	(21.7)	(22.9)
Amortization of debt-related items	(1.4)	(1.0)
Distributions from nonconsolidated affiliates	(1.0)	(2.1)
Current portion of income tax expense	25.7	28.2
Change in assets and liabilities	154.4	36.5
Cash used in operating activities of discontinued operations	0.1	3.0
Transaction costs	—	0.6
SARs mark-to-market impact on noncontrolling interests	—	(0.8)
Payroll taxes on SARs exercise	1.5	0.2
Change in fair market value of equity securities	2.5	(0.9)
Other	(5.4)	2.5
Consolidated Adjusted EBITDA	$228.0	$242.9

13

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended March 31,
	2020	2019
	(In Millions)
Net cash provided by operating activities	$29.3	$159.9
Impact of discontinued operations	0.1	3.0
Net cash provided by operating activities of continuing operations	29.4	162.9
Capital expenditures for maintenance	(37.8)	(29.6)
Distributions paid to noncontrolling interests of consolidated affiliates	(19.1)	(19.5)
Items non-indicative of ongoing operations:
Transaction costs and related assumed liabilities	—	0.6
Cash paid for SARs exercise (inclusive of payroll taxes)	102.1	13.4
Adjusted free cash flow	$74.6	$127.8
For the three months ended March 31, 2020, net cash used in investing activities was $83.0 million and primarily resulted from capital expenditures. Net cash provided by financing activities during the three months ended March 31, 2020 was $71.1 million and primarily resulted from net borrowings on the revolving credit facility offset by the settlement of the final put and exercise of the Home Health Holdings rollover shares and SARs, cash dividends paid on common stock, and distributions paid to noncontrolling interests of consolidated affiliates.
For the three months ended March 31, 2019, net cash used in investing activities was $91.5 million and primarily resulted from capital expenditures. Net cash used in financing activities during the three months ended March 31, 2019 was $81.7 million and primarily resulted from cash dividends paid on common stock, distributions paid to noncontrolling interests of consolidated affiliates, taxes paid on behalf of employees for shares withheld under stock compensation arrangements, net debt payments, and repurchases of common stock.

14

Encompass Health Corporation and Subsidiaries
Forward-Looking Statements

Statements contained in this press release and the supplemental information which are not historical facts, such as those relating to the nature of the COVID-19 pandemic and its impact on Encompass Health’s business and financial assumptions, balance sheet and cash flow plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, Encompass Health, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and Encompass Health undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, Encompass Health's plan to repurchase its debt or equity securities, dividend strategies, effective income tax rates, its business strategy, its financial plans, its future financial performance, its projected business results or model, its ability to return value to shareholders, its projected capital expenditures, its leverage ratio, its acquisition opportunities, and the impact of future legislation or regulation. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by Encompass Health include, but are not limited to, the continued spread of COVID-19, including the speed, depth, geographic reach and duration of the spread, which could decrease our patient volumes and revenues and lead to staffing and supply shortages and associated cost increases; actions to be taken by the Company in response to the pandemic; the legal, regulatory and administrative developments that occur at the federal, state and local levels; the Company’s infectious disease prevention and control efforts; the demand for the Company’s services, including based on any downturns in the economy, consumer confidence, or the capital markets and unemployment among family members; the price of Encompass Health's common stock as it affects the Company's willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving Encompass Health, including any matters related to yet undiscovered issues, if any, in acquired operations; Encompass Health's ability to attract and retain key management personnel; any adverse effects on Encompass Health's stock price resulting from the integration of acquired operations; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of Encompass Health's or its vendors' information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information or inability to provide patient care because of system unavailability as well as unforeseen issues, if any, related to integration of acquired systems; the ability to successfully integrate acquired operations, including realization of anticipated tax benefits, revenues, and cost savings, minimizing the negative impact on margins arising from the changes in staffing and other operating practices, and avoidance of unforeseen exposure to liabilities; Encompass Health's ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; increases in Medicare audit activity, including increased use of sampling and extrapolation, resulting in additional unpaid reimbursement claims and an increase in the backlog of appealed claims denials; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for Encompass Health's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction (such as the Patient-Driven Groupings Model for home health, the new patient assessment measures, referred to as “Section GG functional measures,” for inpatient rehabilitation, and other payment system reforms) and Encompass Health’s ability to adapt operations to those changes; competitive pressures in the healthcare industry and Encompass Health's response thereto; Encompass Health's ability to obtain and retain favorable arrangements with third-party payors; Encompass Health's ability to control costs, particularly labor and employee benefit costs, including group medical expenses; adverse effects resulting from coverage determinations made by Medicare Administrative Contractors regarding its Medicare reimbursement claims and lengthening delays in Encompass Health's ability to recover improperly denied claims through the administrative appeals process on a timely basis; Encompass Health's ability to adapt to changes in the healthcare delivery system, including value-based purchasing and involvement in coordinated care initiatives or programs that may arise with its referral sources; Encompass Health's

15

Encompass Health Corporation and Subsidiaries
Forward-Looking Statements

ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages, which may be worsened by the pandemic, and the impact on Encompass Health's labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets, including any instability or uncertainty related to armed conflict or an act of terrorism, governmental impasse over approval of the United States federal budget, an increase in the debt ceiling, or an international sovereign debt crisis; the increase in the costs of defending and insuring against alleged professional liability claims and Encompass Health's ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in Encompass Health's SEC filings and other public announcements, including Encompass Health's Form 10‑K for the year ended December 31, 2019 and Form 10-Q for the quarter ended March 31, 2020, when filed.

16